7/31/02                                                         Exhibit 10.17


                                     LEASE

     THIS INSTRUMENT IS A LEASE, dated as of August ___, 2002, in which the Landlord and the Tenant are the parties hereinafter named, and which relates to certain land with a building and other improvements thereon located at I Summit Place a/k/a 445 West Main Street, Branford., Connecticut 06405. The Landlord and Tenant, being the parties to this instrument, hereby agree as follows:

                                   ARTICLE I
                            DEFINITIONS AND EXHIBITS

     1.1. DEFINITION OF BASIC LEASE TERMS. The following cc definitions of the basic terms used in this Lease.


     Landlord:                             469 West Main Street LLC

     Landlord's Original, Address:         1171 Main Street
                                           Branford, Connecticut 06405

     Tenant:                               The Bank of Southern Connecticut
                                           a Connecticut banking corporation

     Tenant's Principal Office:            215 Church Street
                                           New Haven, CT 06510
                                           ATTN: Joseph V. Ciaburri


     Base Rent: Annual and monthly Base Rent for the Initial Term shall be set forth on Exhibit B.

     Base Rent during the Initial Term shall commence with the first payment due and owing on the Rent. Commencement Date, as more fully set forth in
     Section 3. 1.

     If Tenant shall elect to add an Extended Term to the Term of this Lease, the Annual and monthly Base Rent for each Extended Term shall be as set forth on Exhibit B.

     Building: The building and other improvements located on that certain piece or parcel of land known as I Summit Place a/k/a 445 West Main Street, Branford, Connecticut, all as more particularly described on Exhibit A,, annexed hereto, and shown on the site plan attached hereto as Exhibit A-1.

     Building, Gross Area: 3,714 square feet.

     Commencement Date: As defined in Article IV.


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     Default of Tenant: As defined in Section 11. 1.

     Expiration Date: Five (5) years following the Commencement Date, as the same may be extended to the expiration of each Extended Term elected by the Tenant pursuant to Article XIII.

     Extended Term: Each of three (3) extended terms of five (5) years, elected at Tenant's option, as more fully set forth in Article XIII, then for ten
     (10) year term at Tenant's option, as more fully set forth in Article XIII.

     Initial Term: The Term prior to any Extended Term. The Initial Term of this Lease is for five (5) years commencing on the Commencement Date.

     Landlord's Mortgage: The holder of a mortgage lien on the Premises, which has given to Tenant written notice of its identity and its current mailing address.

     Leasehold Improvements: The work specified in Exhibit C to be completed by the Landlord at its sole cost and expense, prior to the Commencement Date. See Section 5.2 hereof.

     Operating and Tax Expenses: The aggregate of the Operating Expenses -and Taxes, which shall constitute additional rent payable by the Tenant pursuant to this Lease.

     Operating Expenses: The aggregate costs or expenses incurred by the Tenant with respect to the operation, cleaning, repair, maintenance and management of the Premises for which Tenant is responsible as more particularly set forth in Article VII hereof.

     Permitted Uses: Tenant may use the Premises for banking purposes and support offices, and for professional and general offices.

     Premises: The Building and the land parcel on which it is located (including all parking areas and sidewalks) as further described in Exhibit A annexed, hereto).

     Public Liability Insurance: Two Million ($2,000,000.0,0) Dollars per occurrence (combined single limit) for property damage, bodily injury or death.

     Security Deposit: Two months Base Rent.

     Taxes: The real estate taxes and personal property tax assessments assessed with respect to the Premises and/or any other tax or assessment if the same replaces or supplements the current method of assessment of real estate taxes and assessments in whole or in part or is additionally imposed on the Premises or upon Landlord


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     relating to the Premises and is generally applicable to owners of similar properties, specifically excepting therefrom any tax associated with income from said property imposed on Landlord; and further excepting any excise, inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax or capital levy imposed on Landlord; and further excepting any increases in such taxes as a result of 'a sale, an assignment or a refinancing of the Property, or a transfer of any type which could result in a reassessment of the base year property taxes. Tenant shall be obligated to pay all real property taxes and personal property taxes and assessments as Additional Rent.

     Tenant's Initial Leasehold Improvements: Those improvements to the Premises which Tenant may undertake at its sole cost and expense and which are set forth on Exhibit D.

     Tenant's Operating and Tax Expenses: Ten-ant's amount of the Operating and Tax Expenses, which shall be payable by Tenant as Additional Rent.

     Tenant's Removable Property: Tenant's personal property, machinery, furniture, trade fixtures and equipment which Tenant may install, maintain and remove from the Premises.

     Term: The period commencing on the Commencement Date and expiring at 11:59 p.m. on the Expiration Date. The Term shall include any Extended Term if Tenant exercise's its extension option as provided in Article XIII.

     1.2 EXHIBITS. The following drawings and special provisions are attached to this Lease as exhibits and by this reference are made a part of this Lease:

     EXHIBIT A Premises Legal Description

     EXHIBIT A-1 Site Plan of Premises

     EXHIBIT B Base Rent for Initial Term and Extended Terms

     EXHIBIT C Leasehold Improvements, by Landlord

     EXHIBIT D Tenant's Initial Leasehold Improvements

     EXHIBIT E Notice of Lease

     EXHIBIT F Subordination, Non-disturbance and Adornment Agreement


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                                   ARTICLE II
                                    PREMISES

     2.1 LEASE OF PREMISES. Landlord hereby demises, and leases to Tenant the Premises for the Term of this Lease and upon the terms and conditions hereinafter set forth

     2.2 APPURTENANT RIGHTS AND RESERVATIONS.

     (a) Tenant will have the right, at its sole cost and expense, to construct, erect and locate on the fascia of the Building and upon the Premises such signs as may be permitted by the Branford Zoning Regulations. All signage shall be in accordance with the Branford sign criteria as established by said Branford Zoning Regulations.

     (b) Subject to such reasonable security measures, requirements and limitations as Tenant may impose, upon restricted portions of the Building, including vault areas, Landlord shall have the right to enter the Premises with reasonable advance notice (except in the case of a bona fide emergency, when. no notice shall be required) for the purpose of making any repairs for which Landlord is expressly responsible under this Lease, and Landlord shall also have the right to enter any public areas and common utility rooms of the Premises during normal business hours and with reasonable advance notice for the purpose of inspecting the same and to make access available to prospective or existing mortgagees, purchasers, partners, investors or insurers, and with respect to Tenant, Landlord shall have the right to show the Premises during the last nine
(9) months of the Term, including any extension thereof. Landlord agrees to use reasonable efforts to minimize any inconvenience, annoyance or interruption to Tenant's business operations, and to recognize and adhere to any reasonable security requirements of Tenant in exercising such rights of entry. Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency to obtain entry to the Premises without liability to Tenant, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises or an eviction of Tenant from the Premises or any portion thereof.

     (c) Tenant shall have the right, at its sole cost and expense, to install and maintain its own security system at the Premises, which system may prohibit access to portions of the Premises by the Landlord, its agents, contractors or employees.

     2.3 AUTHORITY OF LANDLORD. Landlord represents and covenants that he has full authority to enter into this Lease with Tenant.

     2.4 AUTHORITY OF TENANT. Tenant represents and covenants that Tenant is a Connecticut banking institution qualified to do business within the State of Connecticut, Tenant has full authority to enter into the herein Lease with Landlord, all


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action required to have been taken by Tenant to be vested with such authority having been taken, and the party signing the herein Lease on. behalf of the Tenant is a duly authorized officer of the Tenant authorized to execute and deliver the herein Lease, upon the doing of which Tenant shall be fully bound hereby.

                                  ARTICLE III
                                   BASE RENT

     3.1 PAYMENT.

     (a) Tenant agrees to pay the Base Rent to Landlord, or as otherwise directed by Landlord with appropriate notice, commencing on October 1, 2002 or upon issuance of a cartificate of occupancy whicher occurs first (the "Rent Commencement Date"), without offset, abatement, deduction or demand. Following the Rent Commencement Date, such Base Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at Landlord's Original Address, or at such other place as Landlord shall from time to time designate by written, notice.

     (b) Base Rent for any partial month shall be pro-rated on a daily basis, and if Base Rent commences on a day other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be payable on the date Base Rent commences and shall be equal to a, proportionate part of the monthly installment of Base Rent for the partial month in which Base Rent commences.

     3.2 SECURITY DEPOSIT. The Tenant has deposited with the Landlord the sum stipulated in the definition of Basic Lease Terms as the Security Deposit for the full and faithful performance and observance of every provision, term and condition of this Lease to be performed by the Tenant. If Tenant defaults with respect to any provisions, terms or conditions of this Lease, including, but not limited to, the payment of Base Monthly Rent and additional. rent, or any other charge due hereunder, Landlord may use, apply or retain all or any part of this Security Deposit for the payment of any sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default, including, without limitation., any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. Landlord shall be required to keep this Security Deposit in an segregated, interest bearing account in Tenant's bank and may not commingle such Security Deposit with its own funds. Interest accruing on said account shall inure to the benefit of Tenant. If Tenant shall fully and faithfully perform every provision, term and condition of this Lease to be performed by it, the Security Deposit, plus any accrued interest, or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the Lease Term and after delivery of the entire possession of the Premises to Landlord.

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     In the event of the insolvency of Tenant or in the event of the entry of a judgment in bankruptcy in any court against Tenant which is not discharged within sixty (60) days after entry, or in the event a petition is filed by or against Tenant under any chapter of the bankruptcy laws of the State of Connecticut or the United States of America, then and in such event Landlord may require the Tenant to deposit additional security in an amount which in Landlord's sole judgment would be sufficient to adequately assure Tenant's performance of all of its obligations under this Lease, including all payments subsequently accruing. Failure of Tenant to deposit the security required by this Section within ten (10) days after Landlord's written demand shall constitute a material breach of this Lease by Tenant.

     3.3 TRANSFERS.

     (a) In the event of a sale or other transfer of the Premises, Landlord shall have the right to transfer the Security Deposit to the. vendee, and the Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit. Tenant agrees to look to the new landlord solely for the return of said Security Deposit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord.

     (b) In the event of any assignment of this Lease by Tenant, at Landlord's option, the Security Deposit shall be deemed to be held by Landlord as a security deposit made by the assignee and Landlord shall have no further liability in respect to the return of the Security Deposit to the assignor.

     Any party succeeding to Landlord's interest in the Building or Premises by reason of the enforcement (or proceeding in lieu thereof) of any encumbrance shall be relieved and released from any obligation to return the Security Deposit, except to the extent that such Security Deposit was actually transferred to such entity as a separate fund identified as the Security Deposit.

     3.4 RENT DUE UPON TERMINATION OF LEASE. If upon, termination of this Lease any amount due pursuant to this Article III has not yet been determined, an appropriate payment from Tenant to Landlord, or refund from Landlord to Tenant, shall be made promptly after such determination.

                                   ARTICLE IV
                               COMMENCEMENT DATE

     4.1 COMMENCEMENT DATE. The Commencement Date of this Lease, shall be October 1, 2002 or upon issuance of a Certificate of Occupancy, whichever occurs first.

     (a) If Landlord shall fail to deliver possession to Tenant on the Commencement Date, and such delay is not attributable to any Tenant delay or any causes beyond Landlord's reasonable control, the Tenant shall receive a per diem credit


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against its Base Rent for the Premises (to be applied when such Base Rent commences) for each day of such delayed delivery. If Landlord shall fail to deliver possession of the Premises within ten (10) days of the Commencement Date, Tenant may elect to terminate this Lease by so notifying Landlord of such election within ten (10) days of the expiration of such ten (10) day period, in which event the Lease shall be null and void and of no further force or effect. In addition to the remedy set forth above, Tenant shalt have such other remedies as available to them in law and/or in equity.

     (b) Landlord shall substantially complete all of Landlord's construction prior to the Commencement Date. The phrases "Substantially Completed", "Substantial Completion" or "Substantially Complete" with respect to Landlord's construction, shall mean completion of all items of Landlord's construction shown in said Exhibit C, and provided that same shall not prevent Tenant from. opening the Premises for business to the general public for the purposes contemplated under this Lease; or prevent Tenant from obtaining a Certificate of Occupancy for the Premises' improvements.

                                   ARTICLE V
                        USE AND DEVELOPMENT OF PREMISES

     5.1 PERMITTED USE.

     (a) Tenant may use the Premises only for Permitted Uses.

     (b) All parking spaces on the Premises shall be for the exclusive use of Tenant as shown on Exhibit A- 1.

     (c) Tenant and Landlord agree to conform to the following provisions during the Term of this Lease:

         (i) Tenant shall not introduce any Hazardous Material onto the Premises;

         (ii) If Tenant's storage, use or disposal of any Hazardous Material, in, on or adjacent to the Premises results in any contamination of the Premises, the soil or surface or groundwater requiring remedial, removal or cleanup action under, Environmental Laws (as defined hereinafter), Tenant agrees, at Tenant's sole cost and expense, to undertake such action with regard to contamination caused by Tenant in accordance with State of Connecticut Remediation Standard Regulations, Section 22a-133K.

         (iii) For purposes of this Section, "Environmental Laws" shall mean any Federal, State or local statute, law, regulation, ordinance, code, policy, standard or rule of common law in effect and in each case as amended as of the Commencement Date, and any judicial or administrative interpretation thereof as of the Commencement Date, including any judicial or administrative order,



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     consent decree or judgment, relating to the environment, health, safety or hazardous material, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980.1 as amended, 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C.
     Section 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.; the Clean Air Act, 42 U.S.C. Section 7401, et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 12701, et seq.; the Occupational Safety and Health Act, 29 U. S.C. Section 651, et seq.; and their state and local counterparts and equivalents, and "Hazardous Material" means any hazardous substance, hazardous waste, petroleum or petroleum-derived substance or waste, asbestos or any constituent of any such substance or waste, hazardous substance, material or waste which is or become regulated under any Environmental Law.

         (iv) Tenant shall at all times, and in all respects comply with all Environmental Laws relating to the Premises. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in or about the Premises, nor enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Material in any way connected with the Premises, without first notifying Landlord of Tenant's intent to do so and affording Landlord opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto.

         (v) Tenant shall immediately notify Landlord in writing. of: (a) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened, against Tenant with respect to the Premises pursuant to any Environmental Laws; (b) any claim made or threatened by any person against Tenant or the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (c) any reports made by Tenant to any environmental agency arising out of or in connection with any Hazardous Materials in or removed from the, Premises, including any complaints, notices, warnings or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations, relating in any way to Hazardous Material in, on or about the Premises.


         (vi) Tenant shall indemnify., defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord, his successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including reasonable attorneys' fees), or death of or injury to any person or damage to any property whatsoever, arising from, out of or in connection with, or caused in whole or in part, by (a) the presence in, on, under


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         or about the Premises, or the discharge in, on, under or from the
         Premises, of any, Hazardous Material brought or caused to be brought into or onto the Premises by or on behalf of Tenant, its representatives, employees, agents and/or invitees, except for the presence in, on, under or about the Premises, or any discharge in, on, under or from the Premises of any Hazardous Material or asbestos caused by Landlord or their representatives, employees, agents, invitees and/or other occupants of the building of which the Premises is a part, existing prior or subsequent to the Tenant's occupancy, in which event, Landlord shall indemnify, defend (by counsel reasonably acceptable to Tenant), protect and hold Tenant, its successors and assigns, free and harmless from and against any, and all claims, liabilities, penalties, forfeitures, losses or expenses (including reasonable attorney's fees) or death of or injury to any person or damage to any property whatsoever, arising from, out of or in connection with, or caused by, said event; or (b) Tenant's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Material to, in, on, under., about or from the Premises; or
         (c) Tenant's failure, to comply with any Environmental Law. Tenant's and Landlord's obligations under this Section 5.1 shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any nature required or necessary for repair, cleanup or detoxification or decontamination of the Premises, or the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration of the Term or earlier termination of this Lease. For the purpose of this
         Section 5.1, any acts or omissions of Tenant, or by employees, agents, assignees, subtenants, contractors or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

     5.2 LEASEHOLD IMPROVEMENTS BY LANDLORD. Landlord, at his sole cost and expense, shall, on or before the Commencement Date of this Lease, complete the Leasehold Improvements set forth on Exhibit C. Tenant agrees that it has fully inspected the Premises in its "as is" "where is" condition to its satisfaction and s satisfaction and Tenant agrees to accept possession of the Premises upon completion of Landlord's Improvements as provided for Tenant agrees to accept possession of the Premises upon completion of Landlord's Improvements as provided for herein. Tenant agrees that it has not relied upon any representation or statements of the Landlord or his agents regarding the Premises except as otherwise expressly provided in this Lease. Landlord represents that all plumbing, mechanical, electrical and heating, ventilating and air conditioning systems in the Premises, as well as all structural elements of the Premises are in good operating condition and, repair, normal wear and tear excepted.


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     5.3 INSTALLATIONS AND ALTERATIONS BY TENANT.

     (a) Tenant shall construct Tenant's Initial Leasehold Improvements substantially in accordance with plans and specifications on Exhibit D, as the same may be modified from time to, time as provided herein ("Tenant's Construction"). All of Tenant's Construction shall (i) be made in accordance with complete construction plans and specifications approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned; (ii) be constructed in a good and workmanlike manner and in compliance with all applicable laws, codes, regulations, permits and approvals required by any governmental entities having jurisdiction therefore; and (iii) be made at Tenant's sole expense.

     (b) Subsequent to the completion of Tenant's Construction, Tenant shall make no further alterations, additions or improvements in or to the Premises wherein the cost of said alterations, additions or improvements exceed $20,000 per alteration, addition or improvement during the Term of this Lease without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, provided that Tenant fully complies with the provisions of this Section 5.3, and provided further that such consent shall expressly indicate the extent to which such alterations, additions, or improvements must be removed by Tenant at the expiration of this Lease or, if applicable, must then remain on the Premises. Landlord shall not, however, require any such removal if the alterations, additions, or improvements could be reasonably expected to be reusable by the succeeding tenant in the Premises. Any such alterations, additions or improvements shall (i) be made in accordance with complete construction plans and specifications approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned; (ii) be constructed in a good and workmanlike manner and in compliance with all applicable laws, codes, regulations, permits and approvals required by any governmental entities having jurisdiction therefore; and (iii) be made at Tenant's sole expense.

     (c) Upon any termination. or earlier expiration of this Lease. Tenant shall surrender the Premises in the same condition as existed at the Commencement Date, except for normal wear and tear and damage caused by the elements, casualty or any other cause for which Tenant might not be liable.

     (d) All articles of personal property and all business and trade fixtures, communications equipment, machinery and equipment and furniture owned or installed by Tenant in the Premises ("Tenant's Removable Property") shall remain the property of Tenant and shall be removed by Tenant at the expiration or earlier termination of this lease, and Tenant, at its expense, shall repair any damage to the Building caused by such removal.

     (e) Notice is hereby given that Landlord shall not, be liable for any labor or materials furnished or to be furnished by contractors, mechanics or suppliers to Tenant


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upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. Whenever and as often as any mechanic's lien shall have been filed against the Premises based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such action by bonding, deposit or payment as will remove or satisfy the lien within sixty (60) days after the lien is recorded.


     5.4 OPERATION OF BUSINESS.

     (a) Tenant shall, subject to Section 12.20, during the entire Term not use or suffer or permit to be used the Premises or any part thereof in any manner which constitutes a nuisance or in any manner that will adversely affect the structural strength of the Building in which the Premises are located.

     (b) Tenant shall have no covenant to operate its business in the Premises or remain open for business in the Premises. Tenant's closing for business shall. not alter, affect, change or modify Tenant's obligation to pay Rent or to perform any of Tenant's other obligations under this Lease. Tenant's closing for business pursuant to, and, in accordance with, this Section shall not constitute a default under this Lease. Provided, however, that if the Building is unoccupied, the Tenant agrees that the utilities shall remain operating and the Premises shall be kept in a secure and well-maintained state, to the extent that such maintenance obligations shall be the responsibility of Tenant.

                                   ARTICLE VI
                           ASSIGNMENT AND SUBLETTING

     6.1 TENANT'S RIGHT TO ASSIGN OR SUBLEASE.

     (a) This lease may be assigned, without the permission of Landlord, by Tenant, or any entity into or with which Tenant is merged or consolidated or any entity to which substantially all of Tenant's assets are transferred or any entity which controls or is controlled by Tenant or which Tenant or any member of its board of directors is under common control with Tenant or with which Tenant or any member of its board of directors, directly or indirectly, has a fifty (50%) percent or greater ownership interest, or which directly or indirectly, has a fifty (50%) percent or greater interest in Tenant. As used in this Section, "control" and its conjugations and declensions means the possession, whether direct or indirect, of the power to direct or cause the direction of the management and policies of the business entity. Further, Tenant may assign this Lease to a parent, subsidiary, or affiliate corporation without Landlord's further prior consent, provided Tenant's parent owns not less than fifty (50%) percent of Tenant or Tenant owns not less than fifty (50%) percent of a subsidiary affiliate corporation. Provided, however, within thirty (30) days of said assignment, Tenant agrees to give notice to Landlord indicating the name, address and affiliation of assignee.


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     (b) In addition, Tenant shall have the further right to assign or sublease this Lease in whole or in part without Landlord's consent to such other entity not otherwise referenced in subparagraph (a) above, subject to the following conditions:

         (i) At the time of the making of said assignment, there is no default under any of the agreements, terms, covenants and. conditions hereof on the part of the Tenant to be performed.


         (ii) The Landlord shall receive written notice, together with a duplicate, of such assignment and the effective date thereof within ten
     (10) days after the execution and delivery of such assignment.

         (iii) Such assignment shall be in writing, duly executed and acknowledged by the Tenant in the proper form for recording.

         (iv) No assignment of this Lease shall release or discharge, in whole or in part, the Tenant's liability for the full performance of the terms, covenants and conditions of this Lease.

     (c) Tenant shall have the further right to sublease all or a portion of the Premises upon the terms and conditions set forth in subparagraph (b) above with respect to an assignment; provided, however, that such subletting need not be for the entire unexpired balance of the term of the lease.

     (d) If all or any part of the leased Premises be sublet by any person other than Tenant, Landlord may, after default by the Tenant, collect from any and all subtenants or occupants, and apply the net amount collected to the rent herein, but no such collection shall be deemed a waiver of any agreement, term, covenant or condition hereof, nor acceptance by Landlord of any subtenant or occupant as Tenant.

                                  ARTICLE VII
              RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES

     7.1 REPAIRS.

     (a) During the term of the Lease, Landlord shall be responsible at his sole cost and expense for any maintenance, repair and replacement, as may be necessary or advisable, to the roof or roof cover, and structural components (i.e., exterior walls and foundation) of the Building in which the Premises are located and for the replacement as may be necessary or advisable after Tenant's Construction of the heating, ventilating and air conditioning systems of the Premises ("HVAC System"), if any, after all warranty periods expire, and utilities outside of and not exclusively serving the Premises. Landlord shall perform such work after reasonable notice to Tenant and at a time and in a manner so as to minimize the disruption of or interference with Tenant's normal conduct of business or access to the Premises and in conformance with all security requirements reasonably imposed upon the Premises by the Tenant, but nothing contained herein shall require Landlord to incur overtime expenses for any such work.

     Except as set forth in the preceding and the succeeding paragraph, Tenant shall, commencing on the Commencement Date and thereafter at all times during the Term, be solely responsible at its sole cost and expense for ordinary maintenance of the Premises ,so as to maintain the same in good order and in sanitary and safe condition and repair and in compliance with all governmental laws, ordinances, codes and, other requirements and all insurance requirements. Those elements of the Premises for which Tenant shall be responsible include, by way of example and not limitation, the following, except as otherwise provided in. paragraph (a) above: all repairs and replacements to and maintenance of the Building not otherwise the responsibility of Landlord, its mechanical electrical and plumbing systems, fixtures and other improvements and the HVAC system. All such costs incurred by Tenant in connection with this paragraph shall be deemed Operating Expenses. Except as specifically set forth herein to be the responsibility of Landlord, all other repairs not otherwise mentioned herein shall be the responsibility of Tenant. Landlord shall not assess Tenant any management or administrative fees in connection with this Lease.

     (b) Landlord shall be further responsible for the Premises' sidewalks and parking areas and shall further be responsible for snow and ice removal.

     (c) Each of Landlord and Tenant shall promptly perform any maintenance and make any repair or replacement which Landlord or Tenant is required to make pursuant to Section 7. 1 (a) in a good and workmanlike manner and in conformance with all applicable laws, ordinances and codes and insurance requirements. If a party (the "Requesting Party") has given written notice to the other ("Obligor") of the need to perform such maintenance or to make such repairs or replacements, and the Obligor has failed to commence to take appropriate actions and/or complete such work (as the case may be) within a reasonable time after receipt of such notice based upon the nature of the work, but, in no event, exceeding thirty (30) days after notice,, or thereafter fails to proceed with reasonable diligence to complete such work, the Requesting Party may, but shall not be obligated to, complete such work after prior written notice to the Obligor of its or his intention to do so. The Requesting Party shall provide the Obligor with reasonable documentation evidencing the reasonable costs and expenses, incurred by the Requesting Party in exercising this right of self-help. The Obligor shall reimburse the Requesting Party for reasonable costs and expenses incurred by the Obligor within ten (10) days after receiving the Requesting Party's documentation. Notwithstanding the foregoing, in the event that any occurrence upon the Premises in the reasonable and good faith judgment of the Requesting Party (such occurrence being referred- to herein as an "Emergency"), and such Emergency is of such a nature that the Obligor is required to remedy same under the terms of this Lease, and if the Obligor shall not immediately take such steps as are necessary to cause an abatement of the condition or conditions giving rise to such Emergency after receiving notice thereof from the Requesting Party, then, in such event the Requesting Party may thereafter take such steps and engage in such curative actions as are reasonably required to abate the Emergency without further notice to the Obligor, upon the doing of which the Requesting Party shall be entitled to reimbursement from the

Obligor for the costs to the Requesting Party of all, such curative actions, and the Obligor shall be obligated to pay same within thirty (30) days after receipt of such invoice and supporting documentation from the Requesting Party.

     (d) Tenant agrees that it will not commit or permit waste at the Premises and will surrender the Premises in a broom-clean condition at the expiration of the Lease, normal wear and tear and loss by casualty excepted, and except as provided in Paragraph 5.3(a) and (c), above.


     (e) Tenant may, but shall not be obligated to, trim trees to maintain visibility Tenant's signs.

     7.2 COMPLIANCE WITH LAW. In regard to the Premises and remaining property of Landlord of which the Premises are a part, Landlord represents to Tenant, that' Landlord has no present notices of any violations of any laws (including ADA and applicable Environmental Laws), ordinances, rules, regulations or orders from any governmental authority with respect to the Premises. Landlord and Tenant each agree to comply promptly with the laws, ordinances, rules, regulations and orders of all governmental authorities in effect from time to time during the Term with respect to the Premises, including, without limitation, the Americans with Disabilities Act ("ADA"). Further, Tenant shall comply with all laws, ordinances, rules, regulations and orders of all governmental authorities in effect from time to time during the Term with respect to the conduct of Tenant's business at the Premises, including, without limitation, the Federal Occupational Safety and Health Act of 1970, and will obtain and maintain any and, all licenses and permits necessary for any such use, and shall further comply with all reasonable insurance requirements relating to the conduct of Tenant's business imposed by any insurers of the Premises, provided that such insurance requirements do not unreasonably interfere with the conduct of Tenant's business.

     7.3 BUILDING SERVICES.

     (a) Commencing on the Commencement Date and thereafter at all times, Tenant shall provide or cause to be provided services to the Premises:

         (i) All utilities serving the Premises.

         (ii) Premises janitorial and trash removal services.

     7.4 UTILITIES. Tenant shall have no responsibility for any charges accruing prior to the Commencement Date. Commencing on the Commencement Date and thereafter at all times, Tenant shall, at its own expense, pay before delinquency directly to the utility company or other provider thereof for all water, sewer, gas, electricity, telephone and all other utilities consumed on the Premises and for all other charges for said utilities, for the Premises. In no event shall Landlord be responsible for damages to

Tenant caused by the temporary interruption of utility services to Tenant or the Premises, nor shall Rent be offset as a result of any such interruption. Landlord shall provide separate meters, where applicable, to the Premises.

                                  ARTICLE VIII
                           OPERATING AND TAX EXPENSES

     8.1 TENANT'S PAYMENTS.

     (a) Commencing on the Commencement Date and continuing thereafter at all times, Tenant shall be liable for the payment of Tenant's Operating and Tax Expenses as additional, rent, which amount shall be apportioned for any period in which the Commencement Date falls or the Term of this Lease expires or otherwise terminates.

     (b) Prior to their payment date, Landlord shall submit to Tenant the Tax bills and Tenant shall pay such amounts directly to the Town of Branford prior to their due date.

     8.2 PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency all license fees, public charges, property taxes and assessments. on the furniture, fixtures, equipment and other property of the Tenant or being used by Tenant at any time situated on or installed in the Premises.

     8.3 OTHER TAXES. Nothing contained in this Lease shall require the Tenant to pay any income, franchise, corporate-, estate, inheritance, succession,, capital, levy or transfer tax of the Landlord.

                                   ARTICLE IX
                            INDEMNITY AND INSURANCE

     9.1 INDEMNITY. Tenant agrees to indemnify, defend, protect and save harmless Landlord from and against all claims and liabilities of whatever nature arising from, out of or in connection with any accident, injury, death or damage whatsoever to any person or to the property of any person, occurring on or about the Premises after Tenant enters upon the Premises to make its improvements to the Premises or the Commencement Date, whichever, occurs first, until the end of the Term of this Lease, including, without limitation, the negligence or willful misconduct of Tenant or its employees, agents or contractors, any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or any acts or omissions of any person. upon the Premises by license of Tenant or of any person or entity deriving his, her or its right to occupy the Premises or any part thereof from, by or through Tenant, except to the extent (if any) any of the foregoing is caused by the negligence or willful misconduct of Landlord or its employees, agents or. contractors, or the breach or default on the part of the Landlord in the performance of any covenant or agreement on the part of the Landlord to be performed pursuant to the terms of this Lease, in which event, Landlord agrees to indemnify, defend, protect and save harmless Tenant from and against claims and liabilities of, whatever nature arising from such breach or from such negligence or willful, misconduct of Landlord, or its employees, agents or contractors. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon and the costs at both the trial and appellate levels. When the claim is caused by the joint negligence or willful misconduct of Landlord and Tenant or Landlord and a third party unrelated to Landlord (except Landlord's agents, contractors, employees or invites), Landlord's and Tenant's duty to defend, indemnify and hold the other harmless shall be .in proportion to Landlord's and Tenant's allocable share of the joint negligence or willful misconduct. The indemnities, under this subsection are given subject to the provisions of Section 9.4 hereof.

     9.2 PUBLIC LIABILITY INSURANCE. Tenant agrees as to the Premises to maintain in full force at Tenant's sole cost and expense from the Commencement Date, throughout the Term of this Lease, and thereafter so long as Tenant is in possession of any part of the Premises, a policy of Public Liability Insurance and workers' compensation insurance as required by law (collectively "Tenant's Policy"), Tenant's Policy shall name Tenant as an insured and Landlord shall be named as an additional insured. Tenant's Policy shall be non-cancelable and non-amendable with respect to Landlord without thirty (30) days' prior notice and shall be in at least the amount of the Public Liability Insurance specified in Section 1.1, and a duplicate original or Evidence of Insurance certificate of Tenant's Policy shall be delivered to Landlord. Tenant shall maintain at its sole cost and expense such insurance on its personal, property as Tenant deems appropriate.

     9.3 PROPERTY AND CASUALTY INSURANCE. Tenant shall pay for and shall maintain in full force and effect at all times a standard policy or policies insuring against "all risk" perils (also known as "special perils") covering the Building and other improvements owned by Landlord at the Premises in an amount at least sufficient to avoid the effect of coinsurance provisions of the policy or policies (i.e., not less than eighty percent (80%) of the actual replacement cost of the Premises and other improvements, without deduction for depreciation and excluding foundations, excavation costs and the cost of underground flues, pipes and drains, if such costs are properly excludable under co-insurance requirements). Such insurance may include a standard form of lender's loss payable endorsement, issued to the holder or holders of mortgage or deed of trust secured in whole or in part by the Premises and the other parcels on which the insured improvements are located. Tenant agrees that it shall cause such policy or policies of insurance to be issued and shall provide to Landlord upon its request made from time, to time an Evidence. of Insurance certificate evidencing that such insurance has been procured and is in full force and effect. Tenant may elect to maintain flood coverage. All proceeds of such policies shall belong to Landlord and Tenant shall not claim thereto.

WAIVER OF SUBROGATION. Landlord and Tenant mutually agree that any property damage insurance carried by either shall provide for the waiver by the insurance carrier of any right of subrogation against the other, and they further mutually agree that, with respect to any damage to property, the loss from which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss released the other of and from any and all claims with respect to such loss.

                                   ARTICLE X
                           FIRE, EMINENT DOMAIN, ETC.

     10.1 ABATEMENT OF RENT. If the Premises shall be damaged by fire or other casualty, Base Rent payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of the use thereof suffered by the Tenant for the period in which, by reason of such damage, there is material interference with Tenant's use of the Premises, having regard to the extent to which Tenant is required to discontinue Tenant's. use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have restored the Premises to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Base Rent payable by Tenant shall be justly and equitable abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance or interruption of business arising from such fire, casualty or eminent domain.

     10.2 RIGHTS OF TERMINATION. Within thirty (30) days from the date of damage by fire or other casualty. Landlord shall notify Tenant whether or not the Premises can be restored to its original condition within ninety (90) days from the date of such damage. For purposes hereof, the Building or Premises shall be deemed, "restored" if they are in substantially the same condition as they were in prior to such damage. If the Premises cannot be so restored within ninety
(90) days, Tenant shall have the option, but not the obligation, by giving written notice, within ten (10) days after delivery of Landlord's notice, of terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall terminate and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term.

     10.3 RESTORATION. In the event that Tenant does not exercise its above set forth option to terminate this Lease in the event of damage by fire or other casualty, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, with the Base Rent hereunder to be equitably abated as herein above provided. In the event that (a) Landlord notifies Tenant that the Premises can be materially restored within ninety (90) days from the date of damage by fire or other casualty pursuant to Section 10.2 and Landlord fails to materially restore the Premises within such ninety (90) day period, or (b) if Landlord's notice provides that the Premises cannot be, restored within ninety (90) days, Tenant does not elect to terminate the Lease as provided in Section 10.2, and Landlord fails to materially restore the Premises within a ninety (90) day period, then Tenant as its sole and exclusive remedy shall be entitled to terminate this Lease by giving Landlord notice of such termination within ten (10) days after the expiration of such period and this Lease shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term; provided, however, that if Landlord shall be delayed in, hindered in, or prevented from, completing the restoration within said period by reason of Force Majeure (defined in Section 12.20), or if the delay shall be due to delay in receipt of custom ordered items, then the time for completion of the restoration shall be extended for the period of the delay (but in no event more than thirty (30) days). Landlord shall not be required to repair any damage by fire or other casualty to improvements installed in the Premises by Tenant or to any of Tenant's personal property or equipment; and if Landlord shall restore the Premises, Tenant shall be required to repair and restore such improvements at Tenant's cost and expense.

     10.4 EMINENT DOMAIN. If possession of all or more than fifteen percent (15%) of the floor area of the Building or parking area shall be taken by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu thereof, Tenant shall have the right, at its option, of giving the Landlord, at any time within thirty (30) days after such taking, notice terminating this Lease. In the event the Tenant does not elect to terminate the Lease as aforesaid, the Landlord shall promptly restore the portion of the Building or Premises which have not been taken to a functional, habitable unit, and. the parties will negotiate in good faith an equitable adjustment to Base Rent.

     10.5 CONDEMNATION AWARD. Landlord shall have and hereby reserves and excepts, and Tenant, hereby grants and assigns to Landlord, all rights to recover for damages to the Premises and to compensation accrued or hereafter to accrue by reason of such taking by a condemning authority, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, .all rights to such damages or compensation from the condemning authority; provided, however, if any such damages or compensation award expressly includes an amount for Tenant's Removable Property or Tenant's moving expenses, Landlord shall pay such amount to Tenant promptly after Landlord's receipt thereof Nothing contained herein shall be, construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant and for relocation, expenses, provided such Tenant award shall not diminish the amount of award attributable to Landlord.

                                   ARTICLE XI
                                    DEFAULT

     11.1 TENANT'S DEFAULT.

     (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

         (i) Tenant shall fail to pay the Base Rent when due and such failure shall continue for fifteen (15) days after such due date;

         (ii) Tenant shall fail to pay Tenant's Operating and Tax Expenses or other charges hereunder when due and such failure shall continue for thirty
     (30) days after the same shall be due and payable; or

         (iii) Tenant, shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same as soon as practicable and in any event within thirty (30) days of the expiration of the thirty (30) days from the date written notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period following the expiration of the thirty (30) days from the date written notice is given by Landlord, Tenant shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

         (iv) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

         (v) Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or, future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or substantially all of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

         (vi) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of ninety (90) days (whether or not consecutive);

         then in any such case, Landlord may terminate this Lease, and this Lease shall come to an end on the date specified in such notice as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease., and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

     (b) If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may re-enter the Premises in conformance with any final judgment order in a summary process action and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and

         Landlord shall use commercially reasonable efforts to relet the whole or any portion or portions of the Premises from time to. time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the expiration date of this Lease, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine; provided, however, that provided that Landlord has complied with its obligations pursuant to this paragraph, Landlord shall in no event be liable for failure to relet the Premises or any part thereof, or, in the event of any such reletting, for failure to collect any rent due upon any such reletting, and no such failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability, and Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

         Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to reenter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant has been dispossessed by a judgment or by warrant of any court or judge, or (b) any reentry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, reentry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "reenter,"

"reentry" and reentered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

         If this Lease shall be terminated and come to an end as provided in (a) hereof, or by or under any. summary proceeding or any other action or proceeding, then in any of said events:

         (i) Tenant shall pay to Landlord all Base Rent payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of reentry upon the Premises by Landlord, whichever occurs first;

         (ii) Tenant also shall pay to Landlord, as damages, the excess if any, of (a) the Rent for the period which otherwise would have constituted the unexpired portion, of the Term, over (b) the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of this Article for any part of such period (first deducting from the rents collected under any such reletting, all of Landlord's reasonable expenses in connection with the termination of this Lease, Landlord's reentry upon the Premises and with such reletting, including, but not limited to, all reasonable repossession costs, brokerage commissions, legal expenses, attorneys' fees and disbursements alteration costs, contribution to work and other expenses of preparing the Premises for such reletting) (such excess being, referred to herein as a "Deficiency"); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Base Rent, Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding.

         (iii) Whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to the amount by which the Rental for the period which otherwise would, have, constituted the unexpired portion of the Term (commencing on the date immediately succeeding the last date with respect to which a Deficiency, if any, was collected) exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the Base Rent; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord in an arms length transaction for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

         (iv) Tenant shall in no event be entitled to any rents collected or payable under any reletting, regardless of whether such rents exceed the Base Rent reserved to this Lease. Nothing contained in this Article shall limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Article.

     (c) Landlord may elect not -to terminate Tenant's right to possession because ,of Tenant's default or breach, but continue this Lease in full force and effect; and in that event Landlord may enforce all rights and remedies under this Lease to recover the Base Rent and all other amounts due under this Lease as such Base Rent and other amounts become due under this Lease.

                                  ARTICLE XII
                           MISCELLANEOUS, PROVISIONS

     12.1 WAIVER. Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of Tenant or Landlord, no matter how long the same may continue,, shall never be a waiver by Landlord or by Tenant of any rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or by Tenant .shall be construed as waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. To be effective, any waiver must be in writing, signed by the waiving party and delivered to the other party. The consent or approval of Landlord or Tenant to or of any action requiring such consent or approval shall not be construed to waive, or render' unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

     12.2 COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, on payment of the Base Rent and Tenant's Operating and Tax Expenses and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed, all within any applicable grace period allowed in this Lease, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof without hindrance or ejection by Landlord or persons claiming by, through or under Landlord.

     12.3 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     12.4 PROVISIONS BINDING, ETC. The terms hereof shall be binding upon and shall inure to the benefit of Landlord and Tenant and the successors and assigns, respectively, of Landlord and Tenant; however, this Section shall not affect Article VI. Each term and each provision of this Lease to be performed by Landlord or by Tenant shall be construed to be both a covenant and a condition.

     12.5 RECORDING. Landlord and Tenant agree not to record this Lease, however, each party hereto agrees, on the request of the other, to execute a so-called notice of lease in recordable form, the form of which is attached hereto as Exhibit E, which notice may be recorded on the Branford Land Records. The party requesting such recording shall bear all costs associated therewith. Tenant agrees to promptly execute and deliver to Landlord a termination of said notice of lease upon termination of this Lease for any reason and hereby appoints Landlord as its attorney in fact to execute and record such notice in the event Tenant shall fail to do so following demand.

     12.6 NOTICES. Whenever, by the terms of this Lease. notices shall or may be given, either to Landlord or to Tenant, such notice shall be in writing. All such notices shall be delivered in hand, sent by certified mail, postage prepaid, return receipt requested, or sent by an overnight express courier service which provides, evidence of delivery or attempted delivery. Copies of any notices to Tenant shall be delivered or sent as aforesaid to:

TENANT:             Bank of Southern Connecticut
                    215 Church Street
                    New Haven, Connecticut 065 10
                    ATTN: Joseph V. Ciaburri

LANDLORD:           469 West Main Street LLC
                    1171 Main Street
                    Branford, Connecticut 06405
                    (with alternate notice by fax at 203 481-7500)

with a copy to:     Roy H. Scharf, Esq.
                    127 Cedar Street
                    P.O. Box 608
                    Branford, Connecticut 06405-0608
                    (fax: 203 481-0593)

     12.7 WHEN LEASE BECOMES BINDING. The submission of this document for examination and negotiation does not constitute an offer to lease or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All prior negotiations,, considerations, representations and understandings between Landlord and Tenant are of no force or effect, and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord and Tenant shall alter, change or modify any of the provisions hereof


     12.8 PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

     12.9 RIGHTS OF MORTGAGEE. Upon request, Landlord and Tenant agree to execute a non-disturbance agreement substantially in form attached as Exhibit F hereto from each and every mortgagee and other lien holder having an interest in the Property. Subject to the conditions hereinafter set forth, this Lease, and all rights of Tenant hereunder, shall be subject and sub ordinate to all mortgages which may hereafter affect the Property whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance -made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such mortgages and all consolidations of such mortgages, on the express condition that, with respect to an such mortgage hereafter placed on the Property, Tenant receives a so-called "non-disturbance" agreement by such holder, in form reasonably acceptable to Tenant or Tenant's counsel, substantially in the form attached hereto as Exhibit F., to the effect that all of Tenant's rights hereunder shall be recognized by such holder. Provided that such non-disturbance agreement has been delivered to Tenant, such subordination shall be automatic -and without need for any additional action or documentation. Without derogating from the foregoing, in confirmation of such subordination, and subject to the. foregoing condition, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the holder of any such mortgage or nay of their successors in interest may reasonably request to evidence such subordination (including an agreement substantially in the form attached hereto as Exhibit F).

     12.10 ESTOPPEL CERTIFICATES. Within ten (10) days following any written request which Landlord or Tenant ("Requesting Party") may make from time to time to the other party hereto ("Responding Party"), the Responding Party shall execute and deliver to the Requesting Party, any prospective purchaser, mortgagee or prospective mortgagee, a sworn statement certifying as to: (a) the Commencement Date of this Lease, (b) the fact that this Lease is unmodified and is in full force and effect, or if there have been modifications hereto, that this Lease is in full force and effect, as modified (and attaching a copy of such modifications), (c) the date to which the Base Rent has been paid and the amount of such Base Rent, (d) the fact that there are no current defaults under this Lease nor any events or conditions which, with the giving of notice or the lapse of time or both, would constitute a default, by the Responding Party or, to the best of the

Responding Party's knowledge, the Requesting Party, except as specified in the Responding Party's statement, (e) the extent to which any options to extend the Term or expand the Premises have been exercised by Tenant, (f) the amount of any Security Deposit held by Landlord, (g) the fact that Tenant has not assigned, pledged, or transferred any interest in the Lease or sublet any portion of the Premises or, if Tenant has so assigned, pledged, transferred or sublet, the extent of such assignment, pledge, transfer or subletting, (h) to the best of the Responding Party's knowledge, all of Landlord's obligations with respect to the installation of improvements to the Premises to prepare them for Tenant's use have been satisfied (or the extent to which they have not been satisfied),
(i) that (if the Responding Party is Tenant) no actions, whether voluntary or otherwise, are pending against Tenant under any bankruptcy laws of the United States or any state thereof, and 0) such other matters reasonably requested by the Requesting Party. Tenant and Landlord acknowledge that any statement delivered pursuant to this Article may be relied upon by any such party, and the Responding Party shall be liable for all loss, cost or expense resulting from or caused by any material misstatement contained in such estoppel certificate.

     12.11 HOLDING OVER. Any holding over by Tenant after the Term of this Lease shall be treated as a month-to-month tenancy, terminable on thirty (30) days' written notice by either party to the other, at one hundred thirty-five percent (13.5%) of the Base Rent in effect for the last month of the Term, plus other charges herein provided and shall otherwise be on the terms and conditions set forth in this Lease as far as applicable, and Tenant shall not be liable to the Landlord for actual or, consequential damages which Landlord may suffer as a result of such holding over.

     12.12 SURRENDER OF PREMISES. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease (subject to requirements set forth in or established pursuant to Section 5.3(a)), excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility for repair or restoration. Tenant shall remove all of Tenant's Removable Property pursuant to Section 5.3(b) and shall repair any damages to the Premises caused by such removal.

     12.13 BROKERAGE. Landlord represents and warrants to Tenant that no broker or finder has been engaged by it in connection with this Lease except for Owens Benz and Lee, Realtors, whose commission will be paid by Landlord, Tenant represents and warrants to Landlord that no broker or finder has been engaged by it in connection with this Lease. In the event of any claim or liability for any broker's or finder's fees or commission in connection with the negotiation, execution or consummation of this Lease, Landlord shall indemnify, protect, save harmless and defend Tenant from and against any such claims or liabilities if they are based upon any statement or representation or agreement by Landlord. Tenant shall indemnify, protect, save harmless and defend

Landlord from and against any such claims or liabilities if they are based upon any statement or representation or agreement by Tenant.

     12.14 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the State of Connecticut, as the same may from time to time exist.

     12.15 MODIFICATION OF LEASE. The terms, covenants and conditions of this Lease may not be changed orally but only by an instrument in writing signed by both parties. The failure of either party hereto to insist in any one or more cases upon the strict performance of any term, covenant or condition of this Lease to be performed or observed by the other party hereto shall not constitute a waiver or relinquishment of any such term, covenant or condition.

     12.16 ENTIRE AGREEMENT. This Lease represents the entire agreement between Landlord and Tenant and supersedes all prior agreements both written and oral. The terms, covenants and conditions of this Lease shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective, successors and assigns.

     12.17 CONSENT OR APPROVAL. Anything in this Lease to the contrary notwithstanding, wherever consent or approvals required hereunder, such consent or approval shall not be unreasonably withheld, conditioned or delayed.

     12.18 REMEDIES CUMULATIVE. All rights, powers, privileges, options and remedies herein given to or conferred upon either the Landlord or the Tenant shall be cumulative, and no one or more of them shall be exclusive of the other or others, or of any right or remedy now or hereafter given or allowed by law, unless otherwise specifically provided herein. No delay or failure of either the Landlord or the Tenant to exercise any right, power, privilege or option herein given to or conferred upon such party shall constitute a waiver or of estop said party from afterwards exercising the same or any other right, power, privilege or option herein granted at any time.

     12.19 INDEPENDANT CONTRACTOR RELATIONSHIP. None of the provisions of this Lease is intended to create, or shall be deemed or construed to create any relationship between Landlord and Tenant other than that of independent entities contracting solely for the purpose of effectuating the provisions of this Lease. Neither of the parties nor any of their respective agents or employees shall be construed to be the agent, partner, co-venturer, employee, or representative of the other party.

     12.20 FORCE MAJEURE. Except as otherwise specifically provided herein, if either party shall be delayed in, hindered in, or prevented from completing any performance hereunder by reason of Force Majeure, which shall mean strikes, lock-outs, failure of power, riots, insurrection, war or other reason of a like nature not the fault or beyond the reasonable control of the party in question and despite its good faith efforts to avoid such Force Majeure, financial inability excepted, then the time for completion of the performance shall be extended, for the period of the delay; provided, however, that the party in question shall, to the extent reasonable, make continuing and diligent efforts to cure the events of such Force Majeure, and mitigate any inconvenience to the other party caused thereby.

     12.21 ATTORNEY'S FEES. If either party files any action or brings any proceeding against the other party arising out of this Lease or for the declaration of any rights under this Lease (including, but not limited to, any action to enforce any indemnity provision set forth in this Lease), the prevailing party therein shall be entitled to recover from the other party, all costs and expenses, including reasonable attorney's fees, incurred by the prevailing party as determined by the, court. If either party ("secondary party") without its fault is made a party to litigation instituted by or against the other party ("primary party"), the primary party shall pay to the other secondary party all costs and expenses, including reasonable attorneys fees, incurred by the secondary party in connection therewith.

     12.22 SUBTENANCIES. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation of this Lease shall not effect a merger and shall, at Landlord's option, terminate all existing subtenancies or operate as an assignment to Landlord of any or all of such subtenancies.

     12.23 EASEMENTS. This Lease is made expressly subject to any conditions, covenants, conditions and restrictions or easements of record on the Premises. All such conditions, covenants, conditions and restrictions or easements are set forth in Exhibit A. Landlord represents that none of the foregoing will interfere with the conduct by the Tenant of the Permitted Use.

     12.24 NO OFFER. The preparation and submission of a draft of this Lease by either party to, the other shall not constitute an offer, nor shall either party be bound to any terms of this Lease or the entirety of the Lease itself until both parties have signed a final document. Until such time as the parties are bound as described in the previous sentence, either party is free to terminate negotiations with no obligation to the other.

     12.25 LATE CHARGE. If Tenant shall fail to pay the Base Rent to Landlord within fifteen (15) days after the same is due and owing, Tenant shall pay to Landlord a Late Charge equal to five percent (5%) of such amount past due.

     12.26 INVALIDITY If any provision of this Lease or application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

                                  ARTICLE XIII
                                TENANT'S OPTIONS

     13.1 OPTION TO EXTEND.

     (a) Provided that Tenant is. in possession of the Premises on the date it exercises its right and option to extend this Lease and is not in default of its obligations under this Lease, Tenant shall have the right and option (the "Extension Option") to extend the Initial Term of this Lease for three (3) extended terms of five (5), consecutive years (each being an "Extended Term,"). The Extended Term shall be on all the, terms and conditions of this, Lease except that the Base Rent for the Extended Term shall be established and fixed as set forth in Exhibit B.

     (b) Tenant shall exercise its Extension Option for the Extended Term by giving written notice to Landlord of its desire to do so not later than six (6) months prior to the Expiration Date of the Term then in effect. The giving of such notice by Tenant shall automatically extend the Term of this Lease for the Extended Term, and no instrument of renewal need be executed. In the event that Tenant fails to give such notice to Landlord in a timely manner as aforesaid, time being of the essence thereof, this Lease shall automatically terminate at the end of the Term then in effect and Tenant shall have no further option to extend the Term of this Lease.

     (c) At the expiration of the third Extended Term, Tenant shall have an option to further extend this Lease for two (2) consecutive ten (10) year terms (each being an "Additional Extended Term"). The Base Rent for the Additional Extended Term shall, be agreed upon by the parties in writing for each renewal period upon six (6) months notice to Landlord from Tenant that it intends to exercise its option for an Additional Extended Term. In the event that the parties cannot agree on the Base Rent for each Additional Extended Term, the Landlord and the Tenant will each select an appraiser who will determine a fair market rent. Thereafter, the two appraisers will establish the Base Rent predicated on their appraisals. In the event that the two selected appraisers cannot agree on the Base Rent, said appraisers shall select a third appraiser, who shall establish the Base Rent at an amount not to exceed the highest nor less than the lowest of the two original appraisals. The cost of the third appraiser shall be shared equally by the parties.

                                  ARTICLE XIV
                                    REMEDIES

     14.1 REMEDIES. If any one or more of the following events (here sometimes called "Events of Default") shall happen:

     (a) If the payment of Rent is not made by the fifteenth (15) day of each month;

     (b) If payment of Additional Rent or any other payment required to be paid by Tenant hereunder when due and payable, is not paid on the date it is due, then in such event the Landlord shall have thirty (30) days to notify Tenant that it shall be in default and thereafter the Tenant shall have thirty (30) days to cure said default after notice from Landlord to Tenant specifying said items of default. If payment of said Rent and Additional Rent is made within thirty (30) days of the expiration of the thirty (30) days from date of notice, then in such event said default shall be deemed cured; or

     (c) If default shall be made by Tenant in the performance or compliance with any other agreements, terms, covenants, or conditions in this Lease for a period of thirty (30) days after notice from Landlord to Tenant specifying the items in default (provided, however, that it shall not be considered a default if the performance or compliance by Tenant has been commenced within said thirty (30) days and is being diligently pursued, if the full compliance or performance is of the type that cannot reasonably be completed within said thirty (30)
          days); or

     (d) If Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future federal, state or other bankruptcy or insolvency trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Leased Premises, and if such condition shall continue for a period of thirty (30) days of the expiration of the thirty (30) days from the date of notice from Landlord specifying the matter involved; or

     (e) If within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the present or any future federal, state or other bankruptcy or insolvency statute or law, such proceeding shall not have been dismissed within ten days after not ice (to be given not before the expiration of said sixty (60) day period) from Landlord to Tenant of an intention to terminate this Lease for failure to remove the condition in question or if, within thirty (30) days after the appointment, without the consent or acquiescence or of all or substantially all of its properties or of the Leased Premises, such appointment shall not have been vacated within ten (10) days after notice (to be given not before the expiration of said thirty (30) day period) from Landlord to Tenant of an intention to terminate this Lease for failure to remove the condition in question; then and in any such event Landlord at any time thereafter may give written notice to Tenant specifying such event of default or events of default and stating that this Lease and the term hereby leased shall expire and terminate on the date specified in such notice., which shall be at least five days after the giving of such notice and upon the date specified in such notice this Lease and the, term hereby leased and all rights of Tenant under this Lease, including any renewal privileges whether -or not exercised shall expire and terminate, and Tenant shall remain liable as' hereinafter provided; or

     (f) If Tenant shall vacate or abandon the Leased Premises or any portion thereof for ninety (90) continuous days and fail to pay rent and otherwise comply with the terms and conditions of this Lease.

     Subsections 14.1 (c) and (d) shall constitute a default only if Tenant is in default of the payment of Rent, Additional Rent or any other payment required to be made by Tenant hereunder.


     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal,, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.


Witnesses:                                 LANDLORD:
                                           469 West Main Street LLC

/s/ Lewis A. Hurwitz                       /s/ Alex Vigliotti
------------------------                   ------------------------
Lewis A. Hurwitz                           By: Alex Vigliotti
                                           Its: Member
/s/ George L. Perez
------------------------
George L. Perez

                                           TENANT:
/s/ Lewis A. Hurwitz                       The Bank of Southern Connecticut
------------------------
Lewis A. Hurwitz                           /s/ Joseph V. Ciaburri
                                           ------------------------
                                           By: Joseph V. Ciaburri
/s/ George L. Perez                        Its: Chairman and Chief Executive
------------------------                          Officer
George L. Perez

STATE OF CONNECTICUT:
                          ss. New Haven    August 2, 2002
COUNTY OF NEW HAVEN:

Personally appeared Alex Vigliotti, known to me (or satisfactorily proven) to be the member, of 469 West Main Street LLC and that as such member and being authorized to do so, executed the same for the purposes therein contained.


                                           /s/ Lewis A. Hurwitz
                                           -----------------------------
                                           Commissioner of Superior Court
                                           Notary Public







STATE OF CONNECTICUT:
                          ss. New Haven    August 2, 2002
COUNTY OF NEW HAVEN:

Personally appeared Joseph V. Ciaburri, known to me (or satisfactorily proven) to be the Chairman & CEO, of Bank of Southern Connecticut and that as such Chairman & CEO and being authorized to do so, executed the same for the purposes therein contained.

                                           /s/  Lewis A. Hurwitz
                                           -----------------------------
                                           Commissioner of Superior Court
                                           Notary Public

                                   EXHIBIT A

                              Property Description
                (including Easements and/or other Encumbrances)

1 Summit Place, Branford

All that certain piece or parcel of land designated as Lot 13, Owens Commerce Park on a map entitled "Final Map, Owens Commerce Park, O&R Associates Property, Owens Commerce Road, Branford, Connecticut, Scale 1"=40', Surveyed February 4, 1981 by S.A. Hanchuruck, Jr., Registered Land Surveyor" and recorded in the office of the Branford Town Clerk as Map No. 1723, and more particularly described as follows:

     Beginning at the intersection of the easterly street line of Owens Commerce Road and the southerly highway line of U.S. Route #1, aka West Main Street, being marked by a concrete boundary monument, as shown on said map;

     Thence along said southerly highway line South 73 degrees, 29 minutes, 50 seconds East, 65 feet to a Connecticut Department of Transportation boundary monument set in said highway line at a point of curvature, as shown on said map;

     Thence southeasterly along the arc- of a circle concave south having a delta angel of 00 degrees, 55 minutes, 48 seconds, a radius of 1,850.08 feet, an arc length of 30.03 feet to a concrete boundary monument set in said southerly highway line being a point on curve, as shown on said map;

     Thence along a line South 15 degrees, 13 minutes 17 seconds West, 300 feet to a point, as shown on said map;

     Thence along a line North 48 degrees, 48 minutes, 42 seconds West, 170.67 feet to an iron pin set in the easterly street line of Owens, Commerce Road, being a point on curve, as shown on said map;

     Thence northerly along the arc of a circle concave, West, having a delta angle of 24 degrees, 41 minutes, 08 seconds, a radius of 3 10 feet, an arc length of 133.56 feet to a concrete monument marking the point of tangency, as shown on said map;

     Thence along the easterly street line of Owens Commerce Road North. 16 degrees, 3 0 minutes,, 10 seconds East, 74.43 to a point of curvature marked by a concrete monument, as shown on said map;

     Thence easterly along the arc of a circle concave south, having a delta angle of 90 degrees, 00 minutes, 00 seconds, a radius of 25 feet, an arc length of 39.27 feet, to the point or place of beginning.

Together with the non-exclusive right to enter upon and use that adjoining land of Owens Commerce Park, Inc. shown on said map as "Sanitary Sewer Easement" for the sole purpose of installing, repairing, replacing and maintaining' sanitary sewer pipes within said easement area.

Said premises are subject to:

Real Estate Taxes due the Town of Branford.

Notice from Branford Zoning Board of Appeals dated January 14, 1981 and recorded a January 22, 1981 in Volume 325 Page 681 of the Branford Land Records;

Notice from Branford Zoning Board of Appeals dated November 10, 1982 and recorded December 20, 1982 in Volume 342 Page 795 of the Branford Land Records;

Notice from Branford Zoning Board of Appeals dated May 13, 1983 and recorded May 20, 1983 in Volume 348 Page 10 of the Branford Land Records;

Low Pressure Agreement with the South Central Connecticut Regional Water Authority dated August 23, 1983 and recorded September 23, 1983 in Volume 352 Page 862 of the Branford Land Records;

Low Pressure Agreement with the South Central Connecticut Regional Water Authority dated June 19, 1984 and recorded July 16, 1984 in Volume 363 Page 744 of the Branford Land Records;

Terms of a Sewer Agreement with the Town of Branford and any assessment charges which may be due thereunder;

Easement Agreement in favor of Connecticut Light and Power Company dated June 26, 1984 and recorded July 2, 1984 in Volume 363 Page 141 of the Branford Land Records;

Utility Easement Agreement in favor of The Southern Connecticut Gas Company dated April 10, 1986 and recorded June 9, 1986 in Volume 397 Page 1094 of the Branford Land Records;

Easement Agreement in favor of The Southern New England Telephone Company dated May 30, 1989 and recorded June 12, 1989 in Volume 471 Page 644 of the Branford Land Records. See Map therein referred to, on file as Map #2292 in the Branford Town Clerk's Office.

20 Foot Sanitary Sewer Easement as shown on said map.

A mortgage in the face amount of $10,500,000.0 given by Alex Vigliotti and Vivian M. Vigliotti to New Haven Savings Bank dated August 19, 1999 and recorded August 20, 1999 in Volume 683 Page 167 of the Branford Land Records, covering this and many other properties, and which said mortgage was modified by modification Agreement dated March 1, 2001 in Volume 719 Page 782 of said land records.

Collateral Assignment of Leases and Rentals, Alex Vigliotti and Vivian M. Vigliotti to ,New Haven Savings Bank dated August 19, 1999 and recorded August 20, 1999 in Volume 683 Page 200 of said land records.

Financing Statement, UCC-I recorded August 20, 11099 in Volume 683 Page 219 of said land records.

Financing Statement, UCC-I recorded March 22, 2001 in Volume 719 Page 795 of said land. records.

                                  EXHIBIT A-1

                             Site Plan of Premises

SITE PLAN FOR "THE BANK OF SOUTHERN CONNECTICUT WEST MAIN STREET & SUMMIT PLACE, BRANFORD, CONN." prepared by Laurence C. Appleton, Landscape Architect, 75 Hoop Pole Road, Guilford, Connecticut.




                               [GRAPHIC OMITTED]

                               [GRAPHIC OMITTED]

                                   EXHIBIT B

                 BASE RENT FOR INITIAL TERM AND EXTENDED TERMS

Initial Term: The Annual Base-Rent shall be payable in advance in equal monthly, installments and shall be in the annual amounts as follows:

 Base Rent per Square Foot of Gross                     Monthly Rent
      Building Area
           $10.00                                         $3,095.00

Extension Terms Annual Base Rent for each and every Extension Term shall be as follows:

 Extension Term                 Base Rent per Square         Monthly Rent
                               Foot of Gross Building
                                        Area
 Years 6-10                             $10.94                  $3,385.93
 Years 11-15                            $12.68                  $3,924.46
 Years 16-20                            $14.70                  $4,549.65

Additional Extended Term: At the expiration of the third Extended Term, Tenant shall have an option to further extend this. Lease for two (2) consecutive ten
(10) year terms (each being an "Additional Extended Term"). The Base Rent for the Additional .Extended Term shall be agreed upon by the parties in writing for each renewal period upon six (6) months notice to Landlord from Tenant that it intends to exercise its option for an Additional Extended Term. In the event that the parties cannot agree on the Base Rent for each Additional Extended Term, the Landlord and the Tenant will each select an appraiser who will determine a fair market rent. Thereafter, the two appraisers will establish the Base Rent predicated on their appraisals. In the event that the two selected, appraisers cannot agree on the Base Rent, said appraisers shall select a third appraiser, who shall establish the Base Rent at an amount not to exceed the highest nor less than the lowest of the two original appraisals. The cost of the third appraiser shall be shared equally by the parties.

                                   EXHIBIT C

                       Leasehold Improvements by Landlord

Tenant agrees that it has inspected the premises to its full satisfaction and accepts the premises in its "as is", "where is" condition and Landlord covenants that there are no violations of the Branford Zoning Regulations on the property.

Landlord agrees to designate parking spaces as ','The Bank of Southern Connecticut Parking Only".

Landlord Construction obligations prior to Commencement Date shall be as follows:

     1.   Sidewalk in accordance with the requirements of the Town of Branford.

                                    EXHIBIT D

                    Tenant's Initial Leasehold Improvements

    [To be provided by Tenant and Inserted herein upon approval by Landlord]

See Plans for The Bank of Southern Connecticut prepared by Wayne S. Garrick, date 7/09/02

                                   EXHIBIT E

                                Notice of Lease

     Notice is hereby given of a lease executed on the ____ day of May, 2002, by and between 469 West main Street LLC, as Landlord, and The Bank of Southern Connecticut., as Tenant, under the terms of which the Landlord leased to the Tenant premises located at and known as 445 West Main Street in the Town, of Branford, County of New Haven, and State of Connecticut situated on Property described on Exhibit A attached hereto.

     Said lease provides for the initial term of five (5) years, to commence on ________________ to expire on the last day of ______________, all dates inclusive.

     Tenant has a right to extend the term of said lease for three (3) consecutive periods of five (5) years each and, thereafter, for two (2) consecutive periods of ten (10) years each.

     In the event of any conflict between the provisions of the Lease and this Notice of Lease, the Lease shall be determinative and controlling.

     A copy of said Lease shall be on file at the office of Landlord at 1171 Main Street, Branford, Connecticut and of Tenant at 215 Church Street, New Haven, Connecticut.

     IN WITNESS WHEREOF, on this _____ day of _____________, 2002, the below-named persons representing the Landlord and Tenant, respectively, have caused this Notice of Lease to be executed and delivered.


Signed, Sealed and Delivered
     In the Presence of:

                                           Landlord

                                           469 West Main Street LLC
_____________________
                                           ____________________________
                                           By:

_____________________











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                                           Tenant
                                           The Bank of Southern Connecticut

_____________________

_____________________                      ____________________________
                                           Its:










STATE OF CONNECTICUT:
                          ss. Branford     _____________________, 2002
COUNTY OF NEW HAVEN:

Personally appeared __________________, known to me (or satisfactorily proven) to be the ______________________, of 469 West Main Street LLC and that as such ____________________ and being authorized to do so, he executed the same for the purposes therein contained.


                                           ____________________________
                                           Commissioner of Superior Court
                                           Notary Public







STATE OF CONNECTICUT:
                          ss. Branford     _____________________, 2002
COUNTY OF NEW HAVEN:

Personally appeared __________________, known to me (or satisfactorily proven) to be the ______________________, of Bank of Southern Connecticut and that as such ____________________ and being authorized to do so, he executed the same for the purposes therein contained.


                                           ____________________________
                                           Commissioner of Superior Court
                                           Notary Public












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




                                   EXHIBIT F

     SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT ("Agreement") is made and entered into to be effective as of this __________________ day of ___________, 2002, by and among ____________________ ("Lender"), 469 West Main Street LLC ("Landlord"), and The Bank of Southern Connecticut ("Tenant").

                                  WITNESSETH:

     WHEREAS, Landlord and Tenant have entered into a certain lease dated as of _________________, 2002, (the "Lease") covering the premises described therein (the "Demised Premises") known as I Summit Place a/k/a 445 West Main Street, Branford, Connecticut; and

     WHEREAS., Lender is the holder of a certain Promissory Note made by Landlord in the original principal amount of _______________ Dollars dated (as the same may be amended or modified the "Note"); and

     WHEREAS., the Note is secured by that certain. Open End Mortgage Deed and Security Agreement dated _______________ and recorded on said date in the Branford Land Records (as the same may be amended or modified, the "Mortgage"); and

     WHEREAS, Tenant acknowledges that the Mortgage constitutes a lien or charge upon the Demised Premises which is unconditionally prior and superior to the Lease and the leasehold interest of the Tenant thereunder.

     NOW THEREFORE, in consideration of the foregoing recitals, the leasing of the Demised Premises, and of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. The Lease is and shall be subject and subordinate to the Mortgage insofar as it affects the real property of which the Demised Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of amounts secured thereby and interest thereon.

     2. Lender consents to the Lease and, in the event Lender comes into possession of or acquires title to the Demised Premises as a result of the foreclosure or other enforcement of the Mortgage or the Note, or as a result of any other means, Lender agrees that, so long as Tenant is not then in default under the Lease beyond any applicable cure period, Lender will recognize Tenant and will not disturb Tenant in its possession of the


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Demised Premises for any reason other than one which would entitle Landlord to terminate the Lease under its terms or would cause without any further action by Landlord, the termination of the Lease or would entitle Landlord to dispossess Tenant from the Demised Premises. Lender further agrees that if the interests of Landlord under the Lease are acquired by Lender, so long as Tenant is not then in default under the Lease beyond any applicable cure period, the Lease and all rights of Tenant under the Lease, including but not limited to the right to use and occupy the Demised Premises at the rental and upon the terms and conditions set forth in the Lease, and the right to exercise and enjoy any renewal options contained therein, shall continue in full force and effect and shall not be terminated. Notwithstanding any other provisions of this Agreement, if Lender succeeds to the interest of Landlord under the Lease, Lender shall be liable to Tenant only for the obligations of the Landlord under the Lease which accrue on or after the date that Lender takes title to the Demised Premises. Lender agrees and covenants, provided Tenant is not in default under the Lease beyond any applicable cure period, that:

         a. Tenant, shall not be joined as an adverse party or defendant in any action or proceedings which may be instituted or commenced by Lender to foreclose or enforce the Mortgage, unless required by law to effectuate any such foreclosure or implement any such remedy; and

         b. Tenant shall not be evicted from the Demised Premises nor shall Tenant's rights under the Lease be affected or disturbed in any way by reason of this Agreement or any modifications of or default under the Mortgage.

     3. Tenant agrees that it will attorn to and recognize any purchaser at a foreclosure sale under the Mortgage, any transferee who acquires the Demised Premises by deed in lieu of foreclosure, and the successors and assigns of such purchaser or transferee, as its landlord for the unexpired balance (and any extension, if exercised) of the term of the Lease upon the same terms and conditions as are set forth in the Lease.

     4. If Lender succeeds to the interest of Landlord under the Lease, Lender shall not be:

     a. liable for any act or omission of any prior landlord (including Landlord); or

     b. liable for the return of any security deposit unless the same shall be in Lender's possession; or

     c. subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

     d. bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord).

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     5. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. As used herein, the term "Tenant" shall include Tenant, its successors and assigns; the words "foreclosure" and "foreclosure sale" as used herein shall be deemed, to include the acquisition of Landlord's estate in the Demised Premises by Lender by any means, including, without limitation, voluntary deed or assignment in lieu of foreclosure; and the word "Lender" shall include the Lender herein specifically named and any of its successors, participants and assigns including anyone who shall have succeeded to Landlord's interest in the Demised Premises by, through or under foreclosure of the Mortgage.

     In WITNESS WHEREOF, the parties hereto have execute this Agreement as of the day and year first above written.

                                   Lender



                                   By:____________________________
                                   Its:



                                   Landlord
                                   469 West Main Street LLC

                                   By:____________________________
                                   Its:


                                   Tenant
                                   The Bank of Southern Connecticut


                                   By:____________________________
                                   Its:



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



STATE OF CONNECTICUT:
                          ss. Branford     _____________________, 2002
COUNTY OF NEW HAVEN:

Personally appeared __________________, known to me (or satisfactorily proven) to be the ______________________, of LENDER and that he, as such ____________________ and being authorized to do so, executed the foregoing instrument for the purposes therein contained.


                                           ____________________________
                                           Commissioner of Superior Court
                                           Notary Public




STATE OF CONNECTICUT:
                          ss. Branford     _____________________, 2002
COUNTY OF NEW HAVEN:

Personally appeared __________________, known to me (or satisfactorily proven) to be the ______________________, of 469 West Main Street LLC, and that he, as such ____________________ and being authorized to do so, executed the foregoing instrument for the purposes therein contained.


                                           ____________________________
                                           Commissioner of Superior Court
                                           Notary Public




STATE OF CONNECTICUT:
                          ss. Branford     _____________________, 2002
COUNTY OF NEW HAVEN:

Personally appeared __________________, known to me (or satisfactorily proven) to be the ______________________, of Bank of Southern Connecticut and that he, as such ____________________ and being authorized to do so, executed the foregoing instrument for the purposes therein contained.


                                           ____________________________
                                           Commissioner of Superior Court
                                           Notary Public




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